ARTICLES OF AMENDMENT SUPPLEMENTARY
                         TO ARTICLES OF INCORPORATION OF
                              ACCESSOR FUNDS, INC.

     Pursuant to Sections 2-105(c), 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, Accessor Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on June 10, 1991, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

     FIRST: As provided in Article IV, Section I of the Corporation's Articles of Incorporation, the Corporation currently has authority to issue 9,000,000,000 shares of stock, par value $.001 per share, having an aggregate par value of $9,000,000, classified into the following series:

                                                         Number of Authorized
Series                                                         Shares

Growth Fund                                                 1,000,000,000
Value Fund                                                  1,000,000,000
Small to Mid Cap Fund                                       1,000,000,000
International Equity Fund                                   1,000,000,000
Intermediate Fixed-Income Fund                              1,000,000,000
Short-Intermediate Fixed-Income Fund                        1,000,000,000
Mortgage Securities Fund                                    1,000,000,000
High Yield Bond Fund                                        1,000,000,000
U.S. Government Money Fund                                  1,000,000,000

     SECOND:  The  Corporation's  board  of  directors   unanimously  agreed  by
resolution adopted on August 29, 2000, to amend Article IV, Section 1 of the Articles of Incorporation to read as follows:

     The total number of shares of capital stock that the Corporation has authority to issue is 15,000,000,000 shares with a par value of $.001 per share, having an aggregate par value of $15,000,000. The capital stock is classified into fifteen series, which are designated as follows:

                                                      Number of Authorized
Series                                                       Shares

Growth Fund                                              1,000,000,000
Value Fund                                               1,000,000,000
Small to Mid Cap Fund                                    1,000,000,000
International Equity Fund                                1,000,000,000
Intermediate Fixed-Income Fund                           1,000,000,000
Short-Intermediate Fixed-Income Fund                     1,000,000,000
High Yield Bond Fund                                     1,000,000,000
Mortgage Securities Fund                                 1,000,000,000
U.S. Government Money Fund                               1,000,000,000
Accessor Income Allocation Fund                          1,000,000,000
Accessor Income and Growth Allocation Fund               1,000,000,000
Accessor Balanced Allocation Fund                        1,000,000,000
Accessor Growth and Income Allocation Fund               1,000,000,000
Accessor Growth Allocation Fund                          1,000,000,000
Accessor Aggressive Growth Allocation Fund               1,000,000,000

     THIRD: The amendments contained herein were approved by a majority of the Board, and are limited to changes permitted by Section 2-105(c) and 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: December 21, 2000
                                           ACCESSOR FUNDS, INC.


                                          By:      /s/ J. Anthony Whatley, III
                                          Name:    J. Anthony Whatley, III
                                          Title:   President

                                          Attest: /s/ Christine J. Stansbery
                                          Name:   Christine J. Stansbery
                                          Title:  Secretary

ACCESSOR FUNDS, INC.
1420 Fifth Avenue, Suite 3600
Seattle, WA  98101